UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 30, 2023

CACTUS ACQUISITION CORP. 1 LTD.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40981	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4B Cedar Brook Drive
Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

(609) 495-2222

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half redeemable warrant	CCTSU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCTS	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CCTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2023, Cactus Acquisition Corp. 1 Ltd. (the “Company” or “Cactus”) filed an amendment (the “Articles Amendment”) to Cactus’ Amended and Restated Memorandum and Articles of Association (the “Articles”) that provides that the existing restriction under the Articles that prevents the issuance by the Company of additional shares that would vote together with the Company’s publicly held Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), on a proposal to approve the Company’s initial business combination, will not apply to the issuance of Class A ordinary shares upon conversion of the Company’s Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares”) where the holders of the converted shares waive their rights to proceeds from the Company’s trust account.

The foregoing description is qualified in its entirety by reference to the Articles Amendment, a copy of which is attached as Exhibit 3.1 hereto and which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 30, 2023, the Company held an extraordinary general meeting of the Company (the “Meeting”). At the Meeting, the Company’s shareholders approved , by way of special resolution, a proposal to amend the Articles to provide that the existing restriction under the Articles that prevents the issuance of additional shares that would vote together with the publicly held Class A ordinary shares on a proposal to approve the Company’s initial business combination will not apply to the issuance of Class A ordinary shares upon conversion of Class B ordinary shares where the holders of the converted shares waive their rights to proceeds from the Company’s trust account (the “Articles Amendment Proposal”).

The affirmative vote of at least two-thirds (2/3) of the ordinary shares of the Company (the “Ordinary Shares”), consisting of the Class A ordinary shares and Class B ordinary shares, voting as a single class at the Meeting, was required to approve the Articles Amendment Proposal. The requisite majority was achieved for approval of the Articles Amendment Proposal.

204,178 Class A ordinary shares were redeemed in connection with the approval of the Articles Amendment Proposal, resulting in 2,260,351 Class A Ordinary Shares remaining outstanding after the Meeting.

Set forth below are the final voting results for the proposal:

Articles Amendment Proposal

The Articles Amendment Proposal was approved. The voting results of the Ordinary Shares voted on the proposal were as follows:

For	Against	Abstain
5,578,217	0	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Article 49.10 of the Amended and Restated Memorandum and Articles of Association of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACTUS ACQUISITION CORP. 1 LTD.

By:	/s/ Stephen T. Wills
Name:	Stephen T. Wills
Title:	Chief Financial Officer

Date: May 30, 2023